Exhibit (a)(57)

ING EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: July 1, 2011

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Establishment and Designation of Series and Classes to establish Class R shares for ING Equity Dividend Fund, ING MidCap Opportunities Fund (formerly, Pilgrim MidCap Opportunities Fund and Northstar Mid-Cap Growth Fund), ING Real Estate Fund, and ING Value Choice Fund (formerly, ING MidCap Value Choice Fund), as follows:

A.

Paragraph 1 of the Establishment and Designation of Series and Classes with respect to ING Equity Dividend Fund, dated November 19, 2007, as amended June 1, 2009, is hereby further amended as follows:

1.

The Fund shall be designated ING Equity Dividend Fund. The Classes thereof shall be designated as follows:

ING Equity Dividend Fund Class A
ING Equity Dividend Fund Class B
ING Equity Dividend Fund Class C
ING Equity Dividend Fund Class I
ING Equity Dividend Fund Class R
ING Equity Dividend Fund Class W

B.

Paragraph 1 of the Establishment and Designation of Series and Classes with respect to ING MidCap Opportunities Fund, dated July 29, 1998, as amended November 1, 1999, November 16, 1999, February 20, 2002, May 30, 2008, June 1, 2009 and December 7, 2009, is hereby further amended as follows:

1.

The Fund shall be designated ING MidCap Opportunities Fund.  The Classes thereof shall be designated as follows:  ING MidCap Opportunities Fund Class A, ING MidCap Opportunities Fund Class B, ING MidCap Opportunities Fund Class C, ING MidCap Opportunities Fund Class I, ING MidCap Opportunities Fund Class O, ING MidCap Opportunities Fund Class R and ING MidCap Opportunities Fund Class W.

Exhibit (a)(57)

C.

Paragraph 1 of the Establishment and Designation of Series and Classes with respect to ING Real Estate Fund, dated July 11, 2002, as amended June 15, 2004, November 19, 2007 and December 7, 2009, is hereby further amended as follows:

1.

The Fund shall be designated ING Real Estate Fund.  The Classes thereof shall be designated as follows:  ING Real Estate Fund Class A, ING Real Estate Fund Class B, ING Real Estate Fund Class C, ING Real Estate Fund Class I, ING Real Estate Fund Class O, ING Real Estate Fund Class R and ING Real Estate Fund Class W.

D.

Paragraph 1 of the Establishment and Designation of Series and Classes with respect to ING Value Choice Fund, dated January 31, 2005, as amended April 29, 2005, December 15, 2006 and November 19, 2007, is hereby further amended as follows:

1.

The Fund shall be designated ING Value Choice Fund.  The Classes thereof shall be designated as follows:

ING Value Choice Fund Class A

ING Value Choice Fund Class B

ING Value Choice Fund Class C

ING Value Choice Fund Class I

ING Value Choice Fund Class R

ING Value Choice Fund Class W

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Exhibit (a)(57)

IN WITNESS WHEREOF, the undersigned have signed this Amended Establishment and Designation of Series and Classes this 19th day of May, 2011.

/s/ Collen D. Baldwin_______________ Colleen D. Baldwin, as Trustee	/s/ J. Michael Earley________________ J. Michael Earley, as Trustee
/s/ John V. Boyer___________________ John V. Boyer, as Trustee	/s/Patrick W. Kenny________________ Patrick W. Kenny, as Trustee
/s/Patricia W. Chadwick______________ Patricia W. Chadwick, as Trustee	/s/Shaun P. Mathews________________ Shaun P. Mathews, as Trustee
/s/Robert W. Crispin_________________ Robert W. Crispin, as Trustee	/s/ Sheryl K. Pressler ______________ Sheryl K. Pressler, as Trustee
/s/Peter S. Drotch____________________ Peter S. Drotch, as Trustee	/s/ Roger B. Vincent________________ Roger B. Vincent, as Trustee